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EXHIBIT 23.12

        PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers
Accountants N.V.
Financial Management Solutions
Roer 266
2908 MC Capelle a/d IJssel
Postbus 8645
3009 AP Rotterdam
Telephone: (010) 209 31 00
Facsimile: (010) 209 31 11
www.pwcglobal.com/nl

PricewaterhouseCoopers
Mr. Francisco J. Hernandez
Mariano Escobedo No. 573
Col Rincon del Bosque
CP 11580 Mexico DF
Mexico

Dear Mr. Hernandez,

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-4 of Petroleos Mexicanos of our reports dated March 19, 1999, March 28, 2000 and March 21, 2001 relating to the financial statements for the years ended December 31, 1998, December 31, 1999 and December 31, 2000 of P.M.I. Services B.V., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

January 31, 2003

/s/ PRICEWATERHOUSECOOPERS ACCOUNTANTS N.V.
PricewaterhouseCoopers Accountants N.V.

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  EXHIBIT 23.12